Microsoft Word 11.0.6359;Exhibit j under Form N-1A
                                            Exhibit 23 under Item 601/Reg. S-K




           Consent of Independent Registered Public Accounting Firm


We  consent  to the  references  to our firm  under  the  captions  "Financial
Highlights" in the Class A, Class B, Class C, and Class F Shares' Prospectus for the Federated Strategic Income Fund and Class A and Class F Shares' Prospectus for the Federated Limited Term Municipal Fund and "Independent
Registered Public Accounting Firm" in the Class A, Class B, Class C, and Class F Shares' Statement of Additional Information for the Federated Strategic Income Fund and Class A and Class F Shares' Statement of Additional Information for the Federated Limited Term Municipal Fund in Post-Effective Amendment Number 40 to the Registration Statement (Form N-1A, No. 33-43472) of Federated Fixed Income Securities, Inc. and to the incorporation by reference of our reports dated January 13, 2006 on Federated Strategic Income Fund and Federated Limited Term Municipal Fund (two of the portfolios constituting Federated Fixed Income Securities, Inc.) included in the Annual Report to Shareholders for the fiscal year ended November 30, 2005.



                                          ERNST & YOUNG LLP


Boston, Massachusetts
January 24, 2006